Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 5 to the Registration Statement on Form S-11 (No. 333-196282) of Reven Housing REIT, Inc. (the “Company”) of our report dated March 25, 2014 (Except for Restatement of Prior Period Consolidated Financial Statements under Note 1, as to which the date is March 10, 2015) with respect to the consolidated financial statements of the Company for the year ended December 31, 2013.

San Diego, California	/s/ PKF
September 29, 2015	PKF
Certified Public Accountants
A Professional Corporation